Registration No. 333-13059

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933


                             ALLEGRO NEW MEDIA, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                   22-3270045
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

           #3 Oak Road, Fairfield, NJ                          07004
      (Address of principal executive offices)               (Zip Code)

              ALLEGRO NEW MEDIA, INC. 1994 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                          Barry A. Cinnamon, President
                             Allegro New Media, Inc.
                                   3 Oak Road
                           Fairfield, New Jersey 07004
                     (Name and address of agent for service)
                                 (201) 808-1992
          (Telephone number, including area code, of agent for service)

                                    copy to:
                              Neil M. Kaufman, Esq.
                     Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-4820

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
Title of                      Proposed Maximum   Proposed Maximum     Amount of
Securities     Amount to be   offering price    aggregate offering  Registration
to be           Registered    per Security(1)         Price(1)        Fee(3)
Registered
-------------------------------------------------------------------------------
Common Stock   3,000,000      $3.875            $11,625,000         $4,009
per value       shs.(2)
$.001 per
share
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Company's Common Stock reported on NASDAQ on December 31, 1996.
(2) 1,000,000 of these shares have been previously registered upon the filing of the initial Registration Statement on Form S-8. The Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the Plan.
(3) Includes $2,629 previously paid upon the filing of the initial Registration Statement on Form S-8.

                             PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The Registrant  hereby  incorporates  by reference  into this  Registration
Statement the contents of its earlier Registration Statement on Form S-8, Registration No. 333-13059.

Item 8.   Exhibits.

          4     1994 Long Term Incentive Plan, as amended

          5    Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.

          23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5

          23.2 Consent of Ernst & Young LLP

          24   Powers of Attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, N.J. on the 26th day of December, 1996.

                                        ALLEGRO NEW MEDIA, INC.

                                        By:    /s/ Barry A.  Cinnamon
                                        Barry A.  Cinnamon
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on December 26, 1996 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Barry A. Cinnamon, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities indicated below which they or either of them may deem necessary or advisable to enable Allegro New Media, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Signature                               Title

  /s/ Barry A.  Cinnamon                Chairman of the Board, President,
      Barry A.  Cinnamon                Chief Executive Officer
                                        (Principal Executive Officer)

  /s/ Mark E.  Leininger                Vice President, Chief Operating Officer
      Mark E.  Leininger                and Treasurer
                                        (Principal Financial Officer)

   /s/ Marc E.  Jaffe                   Director
       Marc E.  Jaffe

  /s/ Eng Chye Low                      Director
      Eng Chye Low

   /s/ George L.  Lauro                 Director
       George L.  Lauro

   /s/ Neil R.  Austrian, Jr.           Director
       Neil R.  Austrian, Jr.

   /s/ Neil M. Kaufman                  Director
       Neil M. Kaufman

   /s/ Lori Kramer Cinnamon             Director
       Lori Kramer Cinnamon

                                        Director
       Norman Alexander

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             Allegro New Media, Inc.


                         Form S-8 Registration Statement


                             E X H I B I T   I N D E X




Exhibit
Number         Exhibit Description

4              1994 Long Term Incentive Plan, as amended. . . . . .

5              Opinion and Consent of Counsel . . . . .

23.1           Consent of Counsel . . . . . . . . .          See Exhibit 5

23.2           Consent of Ernst & Young LLP . . . . . .

24             Powers of Attorney. . . . . . . . .          See signature page